                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          Cornerstone Properties Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          Cornerstone Properties Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



CORNERSTONE PROPERTIES INC.
126 East 56th Street
New York, New York 10022

                                                                  April 30, 1997


Dear Stockholder:

         The Annual Meeting of Stockholders of Cornerstone Properties Inc., a Nevada corporation (the "Company"), will be held on Monday, June 2, 1997, at 2:00 p.m. (local time) in Room E-2 at the head office of Deutsche Bank AG, Taunusanlage 12, Frankfurt (Main) Germany, for the purposes identified below. Your Board of Directors urges you to please complete, date and sign your voting instructions and proxy and return them in the enclosed envelope no later than May 29, 1997.

         At the Annual Meeting, stockholders will vote upon the following proposals:

                  1. Election of eight directors by the holders of the Common Stock for the ensuing year.

                  2. Election of one director by the holders of the 8% Cumulative Convertible Preferred Stock, Series A, for the ensuing year.

                  3. Election of one director by the holders of the 8% Cumulative Convertible Preferred Stock for the ensuing year.

                  4. Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year 1997.

                  5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         YOUR BOARD STRONGLY URGES YOU TO VOTE IN FAVOR OF ALL OF THE PROPOSALS ON YOUR PROXY CARD.

Sincerely,




         Dr. Rolf-E. Breuer                              John S. Moody
         Chairman                                        President






          THE COMPANY IS SUBJECT TO UNITED STATES SECURITIES LAWS
     RELATING TO THE SOLICITATION OF PROXIES FROM ITS COMMON STOCKHOLDERS.

                                TABLE OF CONTENTS


INTRODUCTION................................................................  3

ELECTION OF COMMON STOCK DIRECTORS
  (Item 1 on Common Stock Proxy Card).......................................  4

           Information Concerning Nominees..................................  5
           Board of Directors Committees, Meetings and Remuneration.........  5

ELECTION OF 8% PREFERRED STOCK, SERIES A, DIRECTOR..........................  6

ELECTION OF 8% PREFERRED STOCK DIRECTOR.....................................  7

OFFICERS....................................................................  8

EXECUTIVE COMPENSATION......................................................  9

           Summary Compensation Table.......................................  9
           Aggregated Option Exercises in Last Fiscal Year
             and Fiscal Year-End Option Values.............................  10
           Supplemental Pension Benefit....................................  10
           Report of the Compensation Committee............................  10
           Stockholder Return Graph........................................  11

CERTAIN TRANSACTIONS.......................................................  12

           Hines Interests Limited Partnership.............................  12
           Deutsche Bank AG................................................  13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
 OWNERS AND MANAGEMENT.....................................................  13

SELECTION OF AUDITORS (Item 2 on Common Stock Proxy Card)..................  15

OTHER MATTERS (Item 3 on Common Stock Proxy Card)..........................  15

                           CORNERSTONE PROPERTIES INC.
                              126 EAST 56TH STREET
                            NEW YORK, NEW YORK 10022


                                 PROXY STATEMENT
                          ANNUAL MEETING - JUNE 2, 1997

         INTRODUCTION. The Board of Directors of the Company is soliciting proxies from the holders of the Company's outstanding shares of Common Stock, without par value, from the holders of the Company's outstanding 8% Cumulative Convertible Preferred Stock, Series A (the "8% Preferred Stock, Series A"), and from the holders of the Company's outstanding 8% Cumulative Convertible Preferred Stock (the "8% Preferred Stock") for voting at its Annual Meeting of Stockholders, which is to be held on Monday, June 2, 1997, at 2:00 p.m. (local time) in Room E-2 at the head office of Deutsche Bank AG, Taunusanlage 12, Frankfurt (Main) Germany. This Proxy Statement and related form of proxy are first being mailed to the stockholders on or about April 30, 1997.

         THE BOARD OF DIRECTORS URGES YOU TO PLEASE COMPLETE, DATE AND SIGN YOUR VOTING INSTRUCTIONS AND PROXY AND RETURN THEM IN THE ENCLOSED ENVELOPE NO LATER THAN MAY 29, 1997. For holders of Common Stock in Germany: in the event the bank holding your Common Stock has not provided you with a return envelope, please return your proxy directly to your depository bank.

         SOLICITATION OF PROXIES. Solicitation will be by mail, which may be supplemented by telephone or other personal contact, to be made without special compensation by regular officers or other representatives of the Company or the Transfer Agent. The Company will reimburse banks and other custodians, nominees and agents of the stockholders for the costs incurred in obtaining from their principals authorization to execute a Proxy Card. The entire cost of solicitation will be borne by the Company. If a stockholder has not received a copy of the Proxy Statement, the Company, upon request, will furnish such stockholder a copy free of charge, as soon as practicable.

         Approximately 54% of the outstanding shares of Common Stock are held through Deutsche Auslandskassenverein AG, Frankfurt ("AKV"). The Company has issued to AKV a share certificate for shares of Common Stock registered in AKV's name. AKV has issued a global (or collective) certificate representing such shares that has been deposited by AKV with the collective depository for securities, the Deutscher Kassenverein AG, Frankfurt. For co-owners of such global certificate, the following procedure for communicating their voting instruction to AKV has been instituted: each bank totals the votes received from its clients holding the Company's shares and then notifies AKV of the number of such votes, which AKV will then transmit by June 2, 1997 to the Company.

         REVOCABILITY OF PROXIES. Your proxy may be revoked at any time prior to the exercise thereof either by filing with the Secretary of the Company a written instrument of revocation or later dated proxy prior to the Annual Meeting or if the person executing the proxy is present at the meeting and elects to vote in person.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. Only stockholders of record at the close of business on April 30, 1997 will be entitled to notice of and to vote at the meeting. The Common Stockholders are entitled to notice of and to vote on Items 1, 4 and 5 of the Notice of Annual Meeting, on which they will vote as a class. The holders of the 8% Preferred Stock, Series A, and 8% Preferred Stock are entitled to notice of and to vote only on Item 2 (in the case of the 8% Preferred Stock, Series A) and Item 3 (in the case of the 8% Preferred Stock), on which they will vote as respective separate classes. Each share of Common Stock and Preferred Stock is entitled to one vote as to the matters on which it votes. On the record date set forth above, 37,198,186 shares of Common Stock,458,621 shares of 8% Preferred Stock, Series A, and 689,655 shares of 8% Preferred Stock of the Company were issued and outstanding.

         QUORUM; APPRAISAL RIGHTS. Under the Bylaws of the Company, twenty percent of the outstanding shares of Common Stock entitled to vote, whether represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Proxies marked "abstain" and broker non-votes will be considered present at the meeting for quorum purposes, but will not be counted for the purpose of determining the number of votes cast with respect to any matter. However, abstentions and broker non-votes will have the effect of a "no" vote if the vote required is a majority of the shares outstanding and entitled to be voted. Such a vote is not required for any of the matters to be voted upon this year. The Common Stock directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy at the meeting. Similarly, each Preferred Stock director will be elected by a favorable vote of a plurality of the shares of each series of Preferred Stock voted at the meeting. Under the General Corporation Law of Nevada, stockholders are not entitled to any dissenters' rights of appraisal in respect of any of the proposals to be voted upon at the Annual Meeting.

                       ELECTION OF COMMON STOCK DIRECTORS

                       (Item 1 on Common Stock Proxy Card)

         At the Annual Meeting of Stockholders, ten directors will be elected, each to hold office from the date of election until the next Annual Meeting of Stockholders and until his successor shall have been elected and qualified. Each current director of the Company is nominated for election, and all of the nominees, except Messrs. Conlee and Davis, were previously elected by the stockholders. The Company's charter provides that the holders of the 8% Preferred Stock, Series A, and the 8% Preferred Stock each have the right, subject to expansion in certain situations, to elect one member of the Board of Directors annually; the holders of Common Stock have the right to elect the remaining directors. The following eight persons have been nominated by the Board of Directors for election by the Common Stockholders. UNLESS INSTRUCTED OTHERWISE, THE ENCLOSED COMMON STOCK PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL OF SUCH NOMINEES.

         The Board of Directors has no reason to believe that any of these nominees will not be available, but in the event that a vacancy among the original nominees occurs prior to the meeting or any of the nominees named should for any reason be unable to serve, the Common Stock proxy will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees named below.

         The table below sets forth the names, principal occupations during the last five years, positions held at the Company, and ages and length of continuous service as a director of the nominees for election by the Common Stockholders.

                                                    INFORMATION CONCERNING NOMINEES


                                                         PRINCIPAL OCCUPATIONS
                                                            DURING THE LAST                                                DIRECTOR
DIRECTORS/NOMINEES (1)                                      FIVE YEARS (2)                                 AGE              SINCE
----------------------                                      --------------                                 ---              -----
Dr. Rolf-E. Breuer               Chairman of the Board of the Company; Member of the Board of               59               1986
                                 Managing Directors of Deutsche Bank AG, Frankfurt (Main)
Blake Eagle                      Chairman, since January 1994, of the MIT Center for Real Estate,           63               1995
                                 Cambridge, Massachusetts; Senior Real Estate Consultant from
                                 January 1992 to December 1993 and President of Real Estate
                                 Consulting from 1985 to December 1991 of the Frank Russell
                                 Company, Tacoma, Washington
Dr. Karl-Ludwig Hermann          Independent financial consultant, Greenwich, Connecticut                   62               1981
Hans C. Mautner                  Chairman and Chief Executive Officer of Corporate Property                 59               1992
                                 Investors (real estate investments), New York City
John S. Moody                    President and Chief Executive Officer of the Company since June            48               1991
                                 1991, President and Chief Executive Officer, from April 1991 to
                                 July 1995, of Deutsche Bank Realty Advisors, Inc., New York City
Gerald Rauenhorst                Chairman  of Opus U.S. Corporation and Opus U.S. L.L.C                     69               1993
                                 (construction and development), Minneapolis, Minnesota
Michael J. G. Topham             Executive Vice President of Hines Interests Limited Partnership            49               1995
                                 (real estate investment and management), Houston, Texas
Berthold T. Wetteskind           Chief Executive Officer of Deutsche Immobilien Anlagegesellschaft          59               1992
                                 mbH (real estate investments), Frankfurt (Main)

--------------------

(1) Information not of record with the Company is based upon the information furnished to the Company by said persons.

(2) Except as otherwise indicated, each of the above-named individuals has been engaged in the principal occupation set forth opposite his name or has held a similar position with the same company for more than the last five years.


         Dr. Breuer is also a director of The Central European Equity Fund, Inc., The Germany Fund, Inc. and The New Germany Fund, Inc.; Mr. Eagle is also a director of Storage Trust Realty; Mr. Mautner is also a director of Julius Baer Investment Management and of eight funds managed by Dreyfus Service Corporation; Mr. Rauenhorst is also a director of ConAgra, Inc.; and Mr. Moody is also a director of Meridian Industrial Trust.

         See "Certain Transactions" below for information regarding transactions between the Company and entities associated with certain director nominees. Deutsche Immobilien Anlagegesellschaft mbh is a wholly-owned subsidiary of Deutsche Bank AG.

         BOARD OF DIRECTORS COMMITTEES, MEETINGS AND REMUNERATION

         The Board of Directors met seven times during 1996, and each director attended all of the meetings of the Board and of any committee thereof on which he served held during the period he was a director, except for Messrs. Conlee, Rauenhorst, Topham and Wetteskind, who were each absent from one meeting. In 1996, each director of the Company, other than Messrs. Conlee, Davis, and Moody received an annual retainer fee of $10,000, paid one-half in cash and one-half in the form of restricted stock, and an annual cash fee of $5,000 for service on a Board standing committee. Messrs. Conlee and Davis joined the Board on November 27, 1996 and received no compensation for 1996. The Company either reimburses each director for his expenses incurred in attending any meeting of the Board or a committee thereof or pays such expenses directly. If a member of the Board of Directors travels to inspect a property proposed to be acquired by the Company, such director is reimbursed for his travel expenses.

         The Board of Directors has a standing Administrative Committee comprised of Dr. Breuer, Mr. Mautner and Mr. Moody. To the extent permitted by law, the Administrative Committee may take action with the same force and effect as if the entire Board of Directors had acted in such situation where time is of the essence and it would be impractical and not in the best interests of the Company to convene a meeting of the entire Board of Directors.

         The Board of Directors has a standing Audit Committee, chaired by Mr. Eagle with Dr. Hermann and Mr. Wetteskind as its other members. The Audit Committee, which met once in 1996, recommends an independent auditor for the Company, meets with the independent auditor to review the annual statements and accounts and the scope of the audit of the Company and reviews the internal controls and financial structure of the Company.

         The Board of Directors has a standing Compensation Committee, chaired by Mr. Mautner. Its others members are Dr. Hermann and Mr. Topham. The Compensation Committee met once in 1996. Its primary function is to review and make recommendations to the Board of Directors with respect to the compensation of each of the principal corporate officers.

         The Board of Directors has a standing Board Affairs Committee, chaired by Mr. Mautner with Messrs. Eagle and Topham as its other members. The Board Affairs Committee did not meet during 1996. Its primary function is to review all persons recommended to serve on the Board of Directors and to make recommendations to the Board regarding those persons and to review and make other recommendations to the Board as to the composition, organization, work, compensation and affairs of the Board and its committees. The Committee will consider persons recommended for membership on the Board when suggested in good faith by a stockholder (with the consent of the nominee).

         The Board of Directors has a standing Investment Committee, chaired by Mr. Rauenhorst. Its other members are Messrs. Conlee, Davis, Moody and Wetteskind. The Investment Committee met once in 1996. It reviews potential investments for the Company.


         ELECTION OF 8% PREFERRED STOCK, SERIES A, DIRECTOR

         The Board of Directors has nominated the following person for election as a director by the holders of the 8% Preferred Stock, Series A. Mr. Conlee was elected a director by the Board on November 27, 1996 in connection with the sale of the 8% Preferred Stock, Series A, to Hexalon Real Estate, Inc. and has been chosen by such company pursuant to a contractual right for nomination by the Board. Hexalon Real Estate, Inc., through a wholly-owned subsidiary, is the owner of all of the outstanding 8% Preferred Stock, Series A. UNLESS INSTRUCTED OTHERWISE, THE 8% PREFERRED STOCK, SERIES A, PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF SUCH NOMINEE.

         The Board of Directors has no reason to believe that this nominee will not be available, but in the event he becomes unavailable prior to the meeting or should for any reason be unable to serve, the 8% Preferred Stock, Series A, proxy will be voted for a substitute nominee designated to the Board of Directors by Hexalon Real Estate, Inc.

         The table below sets forth the name, principal occupations during the last five years, and age and length of continuous service as a director of the nominee for election by the 8% Series A Preferred Stockholders.

                                                    INFORMATION CONCERNING NOMINEE


                                                            PRINCIPAL OCCUPATION
                                                              DURING THE LAST                                             DIRECTOR
DIRECTOR/NOMINEE (1)                                             FIVE YEARS                             AGE                SINCE
--------------------                                             ----------                             ---                -----
Cecil D. Conlee                      Chairman of CGR Advisors and The Conlee Company (real              60                  1996
                                     estate investments), Atlanta, Georgia, for more than the last five years


--------------------

(1) Information not of record with the Company is based upon the information furnished to the Company by said person.

         Mr. Conlee is also a director of Oxford Industries Inc. and Central Parking Systems.

         See "Certain Transactions" below for information regarding transactions between the Company and entities associated with Mr. Conlee.

                     ELECTION OF 8% PREFERRED STOCK DIRECTOR

         The Board of Directors has nominated the following person for election as a director by the holders of the 8% Preferred Stock. Mr. Davis was elected a director by the Board on November 27, 1996 in connection with the sale of the 8% Preferred Stock to the New York State Teachers' Retirement System (NYSTERS) and has been chosen by NYSTERS pursuant to a contractual right for nomination by the Board. NYSTERS is the owner of all of the outstanding 8% Preferred Stock. UNLESS INSTRUCTED OTHERWISE, THE 8% PREFERRED STOCK PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF SUCH NOMINEE.

         The Board of Directors has no reason to believe that this nominee will not be available, but in the event he becomes unavailable prior to the meeting or should for any reason be unable to serve, the 8% Preferred Stock proxy will be voted for a substitute nominee designated to the Board of Directors by NYSTERS.

         The table below sets forth the name, principal occupations during the last five years, and age and length of continuous service as a director of the nominee for election by the 8% Preferred Stockholders.

                                                    INFORMATION CONCERNING NOMINEE


                                                            PRINCIPAL OCCUPATION
                                                              DURING THE LAST                                            DIRECTOR
DIRECTOR/NOMINEE (1)                                             FIVE YEARS                            AGE                SINCE
--------------------                                             ----------                            ---                -----
George A. Davis                      Real Estate Investment Officer, since 1993, for NYSTERS,          58                  1996
                                     Albany, New York; Chairman from 1989 to 1993 of Associated
                                     Real Estate Advisors, Inc. (real estate consulting), New York,
                                     New York

--------------------

(1) Information not of record with the Company is based upon the information furnished to the Company by said person.


         See "Certain Transactions" below for information regarding transactions between the Company and entities associated with Mr. Davis.

                                    OFFICERS

         The officers of the Company are elected by the Board of Directors to serve for a term of one year or until their successors are elected and qualified. The table below sets forth the name, principal occupations during the last five years, and ages and length of continuous service as an officer of the Company. The individuals listed below are all executive officers of the Company.

                                                     PRINCIPAL OCCUPATIONS DURING
OFFICERS                                                  THE LAST FIVE YEARS                                      AGE
--------                                                  -------------------                                      ---
John S. Moody                  President and Chief Executive Officer of the Company since June 1991                 48
                               and President and Chief Executive Officer of Deutsche Bank Realty
                               Advisors, Inc. from April 1991 to July 1995.

Scott M. Dalrymple             Vice President of the Company since July 1991.  Vice President from                  38
                               December 1993 to July 1995 and Assistant Vice President from July
                               1991 to December 1993 of Deutsche Bank Realty Advisors, Inc.

Rodney C. Dimock               Executive Vice President and Chief Operating Officer of the Company                  50
                               since October 1995.  President of Aetna Realty Investors from April
                               1991 to October 1995.

Thomas P. Loftus               Vice President and Controller of the Company since June 1992 and                     38
                               Secretary of the Company since June 1993.  Director-Fund
                               Administration from December 1993 to July 1995, Vice President-Fund
                               Administration from June 1992 to December 1993, and Vice President-
                               Controller from April 1991 to June 1992 of Deutsche Bank Realty
                               Advisors, Inc.

Kevin P. Mahoney               Vice President and Treasurer of the Company since September 1992.                    36
                               Vice President from December 1993 to July 1995 and Assistant Vice
                               President from July 1991 to December 1993 of Deutsche Bank Realty
                               Advisors, Inc.

Thomas A. Nye                  Vice President of the Company since July 1995.  Vice President from                  32
                               December 1993 to July 1995 and Assistant Vice President from July
                               1991 to December 1993 of Deutsche Bank Realty Advisors, Inc.

Francis H. Shields, Jr.        Vice President of the Company since December 1996.  Assistant Vice                   32
                               President of the Company from March 1994 to December 1996.
                               Assistant Vice President of Deutsche Bank Realty Advisors, Inc. from
                               March 1994 to July 1995.  Asset Manager from May 1992 to March
                               1994 at the Edward S. Gordon Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company at the end of 1996, for the past year and for the period July 1, 1995 through December 31, 1995. Prior to July 1, 1995, the Company was managed pursuant to an advisory agreement with Deutsche Bank Realty Advisors, Inc. and paid no compensation to its officers, who were compensated by Deutsche Bank Realty Advisors, Inc. for services to it, including the payment of bonuses. Except for Messrs. Moody and Dimock, none of the following officers' salary and bonus from the Company exceeded $100,000 in 1995.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL
                                                  COMPENSATION(1)                         LONG-TERM AWARDS
                                            -----------------------------------       -------------------------
                                                                                      RESTRICTED     SECURITIES
                                                                                        STOCK        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR           SALARY         BONUS        AWARDS(3)      OPTIONS(#)     COMPENSATION(4)
---------------------------                 ----           ------         -----        ---------      ----------     ---------------
John S. Moody, President and Chief          1996          $350,000       $300,000       $     --            --       $20,659
Executive Officer                           1995           175,000        100,000        825,000       300,000        17,783

Rodney C. Dimock, Executive Vice            1996           275,000        200,000             --            --        17,525
President and Chief Operating Officer       1995(2)         57,291        100,000        600,000       150,000        77,550
Kevin P. Mahoney, Vice President and        1996            95,000        100,000             --            --         7,255
Treasurer
Thomas P. Loftus, Vice President,           1996           125,000         55,000             --            --         8,576
Controller and Secretary
Scott M. Dalrymple, Vice President          1996            95,000         75,000             --            --         8,452

------------

(1)      See the lead-in paragraph to the Table.

(2)      Mr. Dimock commenced employment with the Company on October 16, 1995.

(3) Dollar value calculated by multiplying the closing market price on the Frankfurt Stock Exchange on the date of grant by the number of shares awarded. The aggregate number of restricted shares held and their value as of December 31, 1996 were as follows: Mr. Moody -- 57,692 shares/$879,803; Mr. Dimock -- 41,958 shares/$639,860; Mr. Mahoney --
         13,846 shares/$211,152; Mr. Loftus -- 18,042 shares/$275,140; and Mr.
         Dalrymple -- 13,846 shares/ $211,152. The 1995 awards fully vested with respect to 13.333% on June 30, 1996, and will fully vest with respect to 13.333% on June 30, 1997, 1998 and 1999, and with respect to 46.668%
         on June 30, 2000. Regular dividends are paid on restricted stock.

(4) "All Other Compensation" includes Company contributions to the Profit Sharing Plan on behalf of the named individuals in the following amounts for 1996: Mr. Moody -- $16,500; Mr. Dimock -- $16,500; Mr.
         Mahoney -- $6,204; Mr.Loftus -- $7,304; and Mr.Dalrymple -- $7,304. It also includes premiums paid by the Company for life insurance for the benefit of the named individuals in the following amounts: Mr. Moody -- $4,159; Mr. Dimock -- $1,025; Mr. Mahoney -- $1,051; Mr. Loftus --
         $1,272; and Mr. Dalrymple -- $1,148.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF SECURITIES
                             SHARES                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                            ACQUIRED                                     OPTIONS AT FY-END(#)         MONEY OPTIONS AT FY-END ($)(1)
      NAME               ON EXERCISES(#)     VALUE REALIZED($)        EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
      ----               ---------------     -----------------        -------------------------          -------------------------
John S. Moody                   0                    $0                     60,000/240,000                    57,000/$228,000
Rodney C. Dimock                0                     0                     30,000/120,000                    28,500/114,000
Kevin P. Mahoney                0                     0                     15,000/60,000                      14,250/57,000
Thomas P. Loftus                0                     0                     15,000/60,000                      14,250/57,000
Scott M. Dalrymple              0                     0                     15,000/60,000                      14,250/57,000

------------

(1) Market value of stock on the Frankfurt Stock Exchange at year-end less option price.


         SUPPLEMENTAL PENSION BENEFIT

         The Company has entered into a contract with Mr. Moody whereby amounts are accrued under an unfunded arrangement to pay Mr. Moody a supplemental pension. Under the contract, his supplemental pension account was established with a credit of $250,000 as of July 1, 1995, and the Company is obligated to credit the account in the amount of $60,000 each subsequent July 1 during the continuance of Mr. Moody's employment. The account is also credited with any deemed income, gains or losses which would be attributable to a corresponding investment of an equal cash amount in such investment as the Company, taking into account Mr. Moody's views, shall deem the account to be invested. In general, unless his employment is terminated by the Company for cause (as defined), Mr. Moody will receive in a lump sum the total amount credited to his supplemental pension account when he retires or his employment otherwise ceases. In the event Mr. Moody's employment is terminated by the Company other than for cause, or if he resigns for good reason (as defined), in either case following a change in control (as defined), the Company is obligated to credit his supplemental pension account with an amount equal to $60,000 times the number of years (and fractions) remaining between his age on the date his employment ceases and age 60.

         REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors of the Company is responsible for administering officers' compensation and makes recommendations to the Board in connection therewith. All the members of the Committee are independent, nonemployee directors who are not eligible to participate in the programs which the Committee oversees.

         In early 1995, in anticipation of becoming self-administered on July 1, the Company engaged Coopers & Lybrand L.L.P. to make recommendations with respect to compensation. The resulting Coopers & Lybrand L.L.P. study recommended the continuation of a short-term incentive compensation program for officers in the form of cash bonuses and a long-term incentive program in the form of restricted stock and stock option grants. The Compensation Committee agreed with these recommendations and proposed, and the Board of Directors adopted, programs to implement them.

         As to short-term compensation, the Committee believes that a large part of officers' compensation should consist of annual bonuses based on Company performance relative to predetermined goals and individual performance relative to predetermined objectives. Under the bonus program as adopted, a target bonus pool is established each year. Each officer's share of the pool is fixed based on his/her level of responsibility, his/her performance relative to the pre-established objectives and the President's evaluation of the officer's performance. As a result of this process, target bonus levels for individuals may range from 25% to 60% of base salary, with the weighted average for all officers being 48%.

         The target pool will be awarded if the Company meets the pre-set goals. For lesser, but still acceptable, performance, less than the target will be awarded. For outstanding performance, more than the target will be awarded. As in effect for 1996, the most important factors in evaluating performance are funds from operations per share and subjective Board assessment, each weighted at 34%. The other two factors are share price performance measured against the NAREIT office building universe and total return as measured against the NACREIF office building universe, both weighted at 16%. The President and CEO of the Company participates in the bonus program on the same basis as other officers. In awarding bonuses for 1996, the Committee took into account, among other things, the success of the Company in increasing earnings, the raising of substantial additional capital through private placements, the making of new investments and the efforts of the officers in preparing for the Company's initial public offering in the U.S.

         The Committee believes that, in general, executive compensation -- base salaries plus annual incentive for meeting targets -- should be aimed at the 70th percentile of peer companies as provided by professional compensation consultants. Company performance does not affect base salaries appreciably.


                                  Submitted by the Compensation Committee
                                  of the Board of Directors.

                                                Mr. H.C. Mautner, Chairman
                                                Dr. K.-L. Hermann
                                                Mr. M.J.G. Topham


         STOCKHOLDER RETURN GRAPH

         The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of distributions at date of payment into Common Stock of the Company) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on the published NAREIT All Equity Index over the preceding five year period. The following graph is presented pursuant to U.S. Securities and Exchange Commission rules.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG CORNERSTONE PROPERTIES INC., S&P 500 INDEX AND
                          THE NAREIT ALL EQUITY INDEX**



                        [Cornerstone Performance Graph]



         Assumes $100 invested on December 31, 1991 in Cornerstone Common Stock, S&P 500 Index and NAREIT All Equity Index.

*        Total return assumes reinvestment of dividends and distributions.

**       Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

         HINES INTERESTS LIMITED PARTNERSHIP

         Through an affiliate, Hines Interests Limited Partnership ("HLIP"), of which Mr. Topham is an Executive Vice President, held a 49% managing general partnership interest and a 1% limited partnership interest in the limited partnership which owns Norwest Center in Minneapolis, Minnesota. The Company, through a subsidiary, holds a 50% general partnership interest in such limited partnership. HILP has a management agreement with such partnership with an initial term expiring December 31, 2001 pursuant to which it was paid approximately $926,000 for 1996. It was also paid approximately $1,001,000 by this limited partnership for other services rendered during 1996. HILP has a management agreement for One Norwest Center in Denver, Colorado which expires December 31, 2005 pursuant to which it was paid a management fee of approximately $624,000 for 1996. It was also paid approximately $1,054,000 by the Company for other services rendered to this property during 1996. HILP has a management agreement for 125 Summer Street in Boston with an initial term expiring December 31, 1999, and was paid approximately $496,000 by the Company in 1996 pursuant to this agreement. It was also paid approximately $494,000 by the Company for other services rendered to this property during 1996. HILP has a management agreement for One Lincoln Centre in Oakbrook Terrace, Illinois which was acquired by the Company in the Fall of 1996. The management agreement is cancellable with 30 days' notice, and HILP was paid approximately $31,000 by the Company in 1996 pursuant to this agreement. HILP has similar arrangements with respect to three other properties in Houston, Texas for which the Company is the real estate adviser. In addition, HILP or its affiliates manage and own properties in the Minneapolis, Denver, Boston, Oakbrook Terrace and New York markets which compete with the Company's properties and in the Houston market which compete with the advised properties.

         An affiliate of HILP owns 349,650 shares of the Company's Common Stock and holds a $12,926,000 note, convertible into 903,916 shares of Common Stock at $14.30 per share. During 1996, the Company incurred approximately $769,000 in interest expense on the convertible note.

         DEUTSCHE BANK AG

         During 1996, the Company incurred an aggregate expense of approximately $2,103,000 to Deutsche Bank AG New York Branch as interest on loans and fees related to interest rate hedges. In addition, the Company had, until March, 1997 when it was repaid in full, a $32,500,000 term loan with Deutsche Bank AG London. All such fees and the agreements providing therefor were established after arm's-length negotiations and were on terms that the Board believes to be reasonable and similar to or better than those available to comparable customers of Deutsche Bank.

         Deutsche Bank holds $50,000,000 of non-voting 7% Cumulative Preferred Stock of the Company convertible into Common Stock commencing in 2000 at a conversion price of $16.50. During 1996, the Company incurred $3,500,000 of dividends payable on this Cumulative Preferred Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to persons known by the Company to be the beneficial owner of 5% or more of the Common Stock, the 8% Preferred Stock, Series A, and the 8% Preferred Stock. If these two series of Preferred Stock were converted into Common Stock as of the date hereof, the holders of such series would together own 23.6% of the Common Stock on a fully diluted basis.

COMMON STOCK

                                                                                              BENEFICIAL OWNERSHIP
                                                                                      --------------------------------
                                                                                      NUMBER OF             PERCENTAGE
                                          NAME AND ADDRESS                              SHARES               OF CLASS
                                          ----------------                              ------               --------
Deutsche Bank AG ...............................................................      3,310,388(1)              8.9%
     Taunusanlage 12
     Frankfurt (Main) Germany
Hexalon Real Estate, Inc........................................................      4,586,210(2)              9.4%
     950 East Paces Ferry Road, Suite 2275
     Atlanta, GA  30326-1119
New York State Teachers' Retirement System......................................      6,896,550(3)             14.2%
     10 Corporate Woods Drive
     Albany, NY  12211-2395


--------------------

(1) Based on information supplied by Deutsche Bank at April 30, 1997. Deutsche Bank has advised the Company that it has investment discretion with respect to these shares, which are owned by investors in Germany.

(2) Deemed to be beneficially owned because the investor has the right to acquire such shares within 60 days through conversion of the 8% Preferred Stock, Series A, referred to in the next table.

(3) Deemed to be beneficially owned because the investor has the right to acquire such shares within 60 days through conversion of the 8% Preferred Stock referred to in the second following table.

8% PREFERRED STOCK, SERIES A                                                                   BENEFICIAL OWNERSHIP
                                                                                         ---------------------------------
                                                                                         NUMBER OF              PERCENTAGE
                                                                                         SHARES(1)               OF SERIES
                                                                                         ---------               ---------
Hexalon Real Estate, Inc. .....................................................            458,621                  100%
     950 East Paces Ferry Road, Suite 2275
     Atlanta, GA  30326-1119

8% PREFERRED STOCK

New York State Teachers' Retirement System.....................................            689,655                  100%
     10 Corporate Woods Drive
     Albany, NY  12211-2395


-----------------------

(1) Each of these investors has sole voting and dispositive power over its shares. Hexalon Real Estate, Inc. holds its shares through a wholly-owned subsidiary.


         Following are the shares of the Company's Common Stock beneficially owned as of April 30, 1997 by all directors and nominees, by each of the named executive officers, and by the directors and executive officers as a group. Except as footnoted, each named individual has sole voting and investment power over the shares listed by that individual's name. As of April 30, 1997, no nominee for director owned more than 1.0% of the outstanding shares of the Company's Common Stock. All 16 directors and executive officers as a group owned 1.3% of the outstanding shares of Common Stock at April 30, 1997.

                                 Name                                                  Shares
                                 ----                                                  ------
Dr. Rolf-E. Breuer..............................................................       1,749(1)
Cecil D. Conlee.................................................................         ---
George A. Davis.................................................................         ---
Blake Eagle.....................................................................         349(1)
Dr. Karl-Ludwig Hermann.........................................................         ---
Hans C. Mautner.................................................................      19,194(1)
John S. Moody...................................................................     163,873(2)
Gerald Rauenhorst...............................................................         349(1)
Michael J. G. Topham............................................................         349(1)
Berthold T. Wetteskind..........................................................         349(1)
Scott M. Dalrymple..............................................................      40,250(3)
Rodney C. Dimock................................................................      98,232(4)
Thomas P. Loftus................................................................      40,000(3)
Kevin P. Mahoney................................................................      39,300(3)
Thomas A. Nye...................................................................      41,800(3)
Francis H. Shields, Jr..........................................................      29,122(5)
All directors and executive officers as a group (16 persons)....................     474,916

------------------------

(1)      Includes 349 restricted shares received as director compensation.

(2) Includes 93,000 restricted shares awarded to him in his capacity as an executive officer of the Company and 60,000 shares subject to options exercisable within 60 days.

(3) Includes 24,000 restricted shares awarded to him in his capacity as an executive officer of the Company and 15,000 shares subject to options exercisable within 60 days.

(4) Includes 57,000 restricted shares awarded to him in his capacity as an executive officer of the Company and 30,000 shares subject to options exercisable within 60 days.

(5) Includes 21,622 restricted shares awarded to him in his capacity as an executive officer of the Company and 7,500 shares subject to options exercisable within 60 days.

                              SELECTION OF AUDITORS

                       (Item 2 on Common Stock Proxy Card)

         The Audit Committee has recommended and the Board of Directors has selected Coopers & Lybrand L.L.P. as independent auditors for the Company for the fiscal year ending December 31, 1997. This selection is being presented to the stockholders for ratification, although the Board of Directors may terminate the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors without the approval of the stockholders of the Company. The Company has been advised that representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.


                                  OTHER MATTERS

                       (Item 3 on Common Stock Proxy Card)

         The Board of Directors does not currently intend to present any matter for action at the Annual Meeting other than the matters described in this Proxy Statement and does not know of any other matter to be brought before the meeting. If any other matter should properly come before the meeting, the persons named in the enclosed proxy will vote in regard thereto according to their discretion, unless otherwise directed in the proxy.


                                       ***


         Proposals of stockholders of the Company must be received by the Secretary of the Company at its principal office not later than January 2, 1998 in order to be included in the Company's proxy materials for the 1998 Annual Meeting of Stockholders.

         Upon written request to Cornerstone Properties Inc., 126 East 56th Street, New York, New York 10022, Attention: Mr. Thomas P. Loftus, Vice President, any stockholder may obtain a copy of the Company's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 1996.



April 30, 1997

                                 DETACH HERE


                         CORNERSTONE PROPERTIES INC.


       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

           The undersigned stockholder of Cornerstone Properties Inc. (the
P  "Company") hereby appoints John S. Moody and Claudia H. Steckler, and each of them, as Proxies, each with the power of substitution, to vote all
R of the shares of Common Stock the undersigned may be entitled to vote upon all matters at the Company's Annual Meeting of Stockholders to be held on
O Monday, June 2, 1997, at 2:00 p.m. (local time) in Room E-2 at the head office of Deutsche Bank AG, Taunusanlage 12, Frankfurt (Main) Germany, and
X at all adjournments thereof, with all powers the undersigned would possess if then and there personally present. Without limiting the general
Y authorization and power hereby given, the undersigned directs said Proxes to cast the undersigned's vote as specified on the reverse side hereof. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. Stockholders who plan to attend the Annual Meeting may revoke their proxy by casting their vote at the meeting in person.
                                                               ---------------
  (Continued and to be dated and signed on the reverse side.)  | SEE REVERSE |
                                                               |    SIDE     |
                                                               ---------------

                                 DETACH HERE

[ X ] Please mark
      votes as in
      this example.                                                        ___
                                                                              |
      1. Election of Directors:
                                                          FOR AGAINST ABSTAIN
         Nominees: R. E. Breuer,      2. To ratify the    [ ]   [ ]     [ ]
         B. Eagle, K.L. Hermann,         appointment of
         H.C. Mautner, J.S. Moody,       Coopers & Lybrand
         G. Rauenhorst, M.J.G.           L.L.P. as the
         Topham, B.T. Wetteskind         Company's inde-
                                         pendent public
             FOR       WITHHELD          accountants for
             [ ]         [ ]             the fiscal year
                                         1997.
      [  ]__________________________
          (To withhold authority to    3. To vote at the
          vote for any nominee write      discretion of
          the nominee's name on the       the Proxies
          line above)                     upon such other
                                          matters as may
                                          properly come
                                          before the
                                          meeting or any
                                          adjourment
                                          thereof.

                                          MARK HERE   [ ]     MARK HERE  [ ]
                                         FOR ADDRESS         IF YOU PLAN
                                          CHANGE AND          TO ATTEND
                                         NOTE AT LEFT        THE MEETING


                                       PLEASE DATE, SIGN AND MAIL THIS PROXY
                                       TODAY IN THE ENCLOSED ENVELOPE.


Signature________________ Date______   Signature________________ Date______